FY 2016 Q4 Earnings Release Conference Call Transcript
June 28, 2016

This transcript is provided by NIKE, Inc. only for reference purposes. Information presented was current only as of the date of the conference call, and may have subsequently changed materially. NIKE, Inc. does not update or delete outdated information contained in this transcript, and disclaims any obligation to do so.

PRESENTATION

Operator:

Good afternoon, everyone. Welcome to NIKE's Fiscal 2016 Fourth Quarter Conference Call. For those who need to reference today's press release, you'll find it at investors.nike.com. Leading today's call is Kelley Hall, Vice President, Corporate Finance and Treasurer.

Before I turn the call over to Ms. Hall, let me remind you that participants on this call will make forward-looking statements based on current expectations, and those statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed in the reports filed with the SEC, including forms 8-K, 10-K and 10-Q. Some forward-looking statements concern future orders that are not necessarily indicative of changes in total revenues for subsequent periods due to mix of futures and at-once orders, exchange rate fluctuations, order cancellations, changes in the timing of shipments, discounts and returns, which may vary significantly from quarter-to-quarter. In addition, it is important to remember a significant portion of NIKE, Inc.'s continuing operations, including equipment, NIKE Golf, Converse and Hurley are not included in these futures numbers.

Finally, participants may discuss non-GAAP financial measures, including references to wholesale equivalent sales. References to wholesale equivalent sales are only intended to provide context as to the overall current market footprint of the brands owned by NIKE, Inc. and should not be relied upon as a financial measure of actual results. Participants may also make references to other nonpublic financial and statistical information and non-GAAP financial measures. Discussion of nonpublic financial and statistical information and presentations of comparable GAAP measures and quantitative reconciliations can be found at NIKE's website, investors.nike.com.

Now I would like to turn the call over to Kelley Hall, Vice President, Corporate Finance and Treasurer.

Kelley Hall, Vice President, Corporate Finance and Treasurer:

Thank you, operator. Hello everyone, and thank you for joining us today to discuss NIKE's fiscal 2016 fourth quarter and full year results.

As the operator indicated, participants on today's call may discuss non-GAAP financial measures. You will find the appropriate reconciliations in our press release, which was issued about an hour ago, or at our website, investors.nike.com.

Joining us on today's call will be NIKE, Inc.'s President and CEO, Mark Parker; followed by Trevor Edwards, President of the NIKE Brand; and finally, you will hear from our Chief Financial Officer, Andy Campion, who will give you an in-depth review of our financial results. Following their prepared remarks, we will take your questions. We would like to allow as many of you to ask questions as possible in our allotted time, so we would appreciate you limiting your initial questions to two. In the event you have additional questions that are not covered by others, please feel free to re-queue and we will do our best to come back to you. Thanks for your cooperation on this.

I'll now turn the call over to NIKE, Inc.'s President and CEO, Mark Parker.

Mark Parker, President & Chief Executive Officer, NIKE, Inc.:

Thank you, Kelley, and hello, everyone. Fiscal year '16 was a strong year for NIKE. Let's take a look at the highlights.

NIKE, Inc. revenues grew 6% to $32.4 billion despite significant FX headwinds. On a currency-neutral basis, NIKE, Inc. revenues grew 12%. Gross margin expanded 20 basis points to 46.2%. Earnings per share rose 17% to $2.16. And we delivered ROIC of 29.7%.

Year-end is when we reflect on our successes over the last 12 months, and I'm proud to say that there were many for NIKE. But more importantly, this is a key moment to look ahead, to focus on the opportunities in front of us. We just kicked off an amazing summer of sport. LeBron, Kyrie and the Cavs made basketball history of coming back from an unprecedented 3-to-1 deficit in the finals to win the NBA championship. It was a total team effort to be sure, but the storyline of LeBron bringing a championship back to his hometown, Cleveland, will go down as one of the greatest in recent history.

In Global Football, we saw a monumental win for Chile taking the Copa America title for the second time in a row. In the European championships, after some remarkable moments, we're now down to the final 8. And we can't wait for Rio to watch the best athletes in the world under the brightest lights.

As you know, the backdrop of our business is more dynamic than it's ever been. But NIKE wins because we just don't adapt to these forces, we create and shape the change. We lead. For example, we're all seeing the growing power of sports. Participation is increasing all over the world. People are leading healthier, more active lives. At the same time, the rise in sport culture is bringing fitness and style together profoundly influencing what we all wear every day. It's clear our amplified category offense is a model that works. We're growing the business across the entire lifestyle of sports from performance to sportswear.

And in retail, our industry is in the early stages of unprecedented transformation. Mobile innovation and personal services are dominating the landscape. That's why we invest in integrating digital and physical retail seamlessly, giving our consumers better access to the products they want. And while we're working even closer with our best wholesale partners, we share our vision for the future of retail.

Manufacturing, too, is undergoing its own revolution. We're rethinking the fundamentals across our business in how we make products, how fast we deliver them and what kind of impact they leave behind. With other innovators like Flex or HP, we're deploying projects across our source base to reduce cost and delivery time, improve quality, explore customization and enhance performance. As the global leader, this is what we do. Through the power of sport, the transformation of our industry and the shifts in consumer preferences and expectations, we build a foundation for tremendous long-term growth for NIKE.

In the near term, we know there are certain areas where we have work to do, but nobody is more demanding of our business than we are internally. And while outside of NIKE we face macroeconomic and geopolitical volatility, our complete offense gives us our greatest competitive advantage. It's how we drive profitable, sustainable growth in the near and long term.

The complete offense puts the consumer at the center of our business aligned by sport in the most important markets across multiple channels. This diversity is unique to NIKE, and it's our competitive strength. We have the ability to leverage our portfolio and dial up or dial down the many dimensions of our business depending on the need. And in fiscal year '16, we did just that, putting a special focus on the areas that will make the biggest impact in the years ahead: performance innovation, sports style innovation and digital.

Let's start with performance innovation, with just a few of the highlights. The LunarEpic Flyknit, a revolutionary mid-height running shoe; Free Run Motion, with our most natural ride ever; the KOBE 11, a low-top that pushes what's possible with Flyknit; the KYRIE 2, a shoe to match the speed and cutting of Kyrie; the Mercurial Superfly 5, our fastest football boot ever; adaptive lacing, our first step into personalized performance; our anti-clog traction system, which prevents the age-old problem of mud sticking to cleats; Therma-Sphere Max, which regulates temperature and cold-weather; and our Vapor kits with AeroSwift technology, the lightest, fastest and most sustainable football kits ever. These are just a few of the highlights to show the breadth and depth of what NIKE delivers over the course of the year. Heading into fiscal year '17, we have a full pipeline of innovation on the way. We've never delivered such relentless flow of breakthrough products across all sports. What you saw in March is just beginning to deliver to consumers and will continue throughout the year.

Now while our innovative products change the rules of performance, they also create a new esthetic, a new look. NIKE has a way of inspiring an athlete even before they've laced up their shoes. And as athletes have always told us, when they look faster and stronger, they play better. We know that creating an emotional connection through product doesn't just happen by accident. It takes a steady flow of investment, inspiration and talent. Time and again, the consumer votes for NIKE because we represent authenticity and thoughtful storytelling. We obsess finishing and materials and color, and we understand the power for both function and form. At the same time, we bring performance benefits to Sportswear, what we call sports style innovation. We deliver lightweight, breathability and comfort to products for everyday life, and it drives a significant business for NIKE. We see great potential for innovation and growth ahead with Sportswear.

Finally, I'll turn to digital services and experiences. More than any year before it, fiscal '16 saw NIKE deepen our commitment to serving athletes personally at scale. And that means more in-person experiences through one-to-one appointments at retail or support through run clubs and training sessions. And of course, it also means leveraging the power of our family of apps. This quarter, the new NIKE+ app is in beta testing with a select audience as we prepare for the full launch later this summer. So far we've received very positive feedback on its simplicity and tailored features. We're excited about the enormous potential for NIKE+ to unite our digital platform and deliver personalized performance at tremendous scale through products, coaching and experiences.

The investments we make in mobile and online experiences are paying off, with our NIKE.com business growing 46% in fiscal '16. And we've continued to expand our global reach, with NIKE.com going live in 20 new countries this year, now totaling over 40 markets around the world. We're still in the early stages of digital services, but we continue to show that building meaningful relationships with consumers drives growth and strengthens our brand in unlimited ways.

So how will NIKE continue to lead in fiscal '17? Within our complete offense, where do we see the greatest opportunities for growth? Our focus will be to continue to drive our potential across North America and Western Europe; to expand our leadership in China and across our Emerging Markets; to unleash the power of the Jordan Brand across multiple categories; to accelerate our complete Women's business; and to grow the Young Athletes business globally through premium products; and extend our leading position in Running, Basketball and Sportswear.

And specifically, how will we get there? We invest in the transformation of the marketplace through NIKE.com and stronger executions with our best wholesale partners. We turn the energy of style and performance into long-term business momentum, and we drive a continuous cycle of innovation.

We've never seen as much opportunity as we do today, and I've never been more confident in the future NIKE is creating. With that, I'll turn it over to Trevor.

Trevor Edwards, President, NIKE Brand:

Thanks, Mark. I feel great about the results we delivered for the year, once again illustrating the power of the NIKE Brand portfolio from our geographies and categories, from wholesale to DTC and across Men's, Women's and Young Athletes. In fiscal year '16, NIKE proved, yet again, that the diversity of our business is one of our greatest competitive advantages. Let's take a look at the numbers.

On a constant currency basis, NIKE Brand revenue grew 8% for the quarter. For the year, revenue was up 13%, with double-digit growth in nearly all geographies. NIKE Brand DTC revenue was up 23% for the quarter. For the year, DTC revenue was up 25% driven by online growth of 51%, new stores and comp store growth of 10%. And finally, Global Futures are up 11%.

The growth throughout fiscal year '16 is a direct result of the deep relationships we have built with consumers. Our relentless focus on individual athletes around the world bolsters those connections year in and year out. Whether at retail, online or at live experiences, NIKE's unique ability to serve the global consumer through the lens of their favorite sport is what drives such consistent growth for the NIKE Brand. To see this growth in action, let's take a look at a few of our key categories.

In Running, we delivered 10% growth for the year, with the category reaching $5.3 billion in revenue on a constant currency basis. Contributing to this growth was our Pegasus franchise and statement apparel, including the Dri-FIT Cool Top, the AeroSwift Short and the Powerspeed tight. Q4 was also highlighted by key innovative footwear launches led by the LunarEpic, a disruptive style that offers an amazingly smooth ride and a remarkable sock-like fit. Excitement is building for the Lunar Epic Mid and the LunarEpic Low which will launch in a couple of days.

We also extended our NIKE Free platform with the launch of the Free Run, the Free 1 Flyknit and the Free Run Motion, which saw a strong sell-through for both men and women. At the same time, there was incredible momentum with our NIKE-inspired Sportswear in Q4. This was highlighted by our global activation of the Air Max Day, where we engaged hundreds of millions of consumers, creating massive scale and impact. By celebrating classic silhouettes and updating them with new technologies, prints and patterns, we fuel the culture of sneakers around the world.

Finally, Q4 underscored the success of our Running-inspired apparel. Our NIKE Tech Hypermesh line, including the Windrunner and the Bomber, saw strong sell-through, thanks to its extra-light ventilated fabric that keeps athletes warm as the weather changes. By taking an iconic product and remixing it with groundbreaking innovation, the Hypermesh Windrunner is the perfect embodiment of how NIKE drives leadership in sportswear.

Next, let's take a look at Basketball, which is increasingly its own portfolio with NIKE Basketball, NIKE Sportswear and the Jordan Brand. No matter the landscape, this complete offense is our foundation that keeps us well positioned to always inspire and serve basketball fans across the globe through innovative products at both performance and sportswear. As Mark said, we are thrilled for LeBron, Kyrie and the rest of the Cavs team for bringing home a championship for Cleveland. LeBron's MVP performance, in which he was the first player in the NBA history to lead all players in points, rebounds, assists, steals and blocks for an entire finals, that won't to be forgotten soon. And consumers have responded. The shoe he wore in the finals, the LeBron Soldier 10 has seen incredible sell-through in the week since it was released.

And, of course, Kyrie, who hit the series-winning shot in game 7, continued to cement his place as one of the game's best players and a fan favorite. The KYRIE 2 has seen strong sell-through across multiple color waves, and we are excited about the future of the KYRIE signature line.

And I'd be remiss if I didn't also give a shout out to Kevin Durant, who had an amazing playoff himself. The initial launch last week of the KD9 with its Flyknit Upper atop a full Zoom airbag, sold out completely.

In Jordan footwear, we see continued momentum as the Air Jordan 30 and the Jordan Ultra.Fly drive excitement in the U.S. and around the world. And on the Sportswear side, the Air Jordan Retro 12, celebrating Jordan's epic playoff performance in 1997, was one of the largest launches in the quarter. Also, incredibly successful was the launch of the Air Force 1 Flyknit low, which weighs 50% less than the original, thanks to an all-new, ultra-breathable NIKE Flyknit upper.

Before I close Basketball, I have to mention an unforgettable moment from the quarter. Kobe's last game were one of the game's greatest, went out in storybook style with 60 points and a dominant final stretch. The KOBE 11 Mamba Day iD shoe was the most successful NIKEiD launch ever, with incredible demand in North America and Greater China. While the end of Kobe's playing career closes one chapter, we are excited for what the future holds for Kobe and NIKE together. Ultimately, no brand can provide what we bring to the sport of basketball: the power of performance and sportswear, true global reach, the world's best roster of athletes and an incredible pipeline of products to come over the next year and beyond.

Finally, to appreciate how our entire portfolio of categories comes to life, let's take a look at a key growth driver for us, our Sportswear category. NIKE Sportswear takes the lifestyle of sport and amplifies it across all our performance categories. For the year, Sportswear grew 22% and reached $8.1 billion, adding nearly $1.5 billion in revenue in this category alone. Our strong Sportswear category puts us in a unique position to fuel passion for sport around the world from the Roshe, to the Huarache, to the Foamposite and to many more. We have the innovative and stylish products that consumers continue to love. While consumer preferences can shift over time, no brand is better positioned to serve the consumer across our globally diversified portfolio from performance to lifestyle through our category amplified offense. This is the unique power of the NIKE Brand.

Let's now turn to a few of our key geographies. First, North America, which delivered strong growth for the year, with revenues up 8% driven by Sportswear, the Jordan Brand and Running. We continue to work more closely with our key wholesale partners such as DICK'S Sporting Goods and the Foot Locker, to deliver compelling retail experiences for our consumers. And our DTC business also had another strong year, up 17%, including ongoing strength in NIKE.com.

For Q4, North America revenue was flat to prior year due to timing shifts related to delayed deliveries in fiscal year '15 from the West Coast port congestion. As of the end of Q4, inventory levels in our full-price in-line channels are clean, consistent with the goal we shared last quarter.

Looking ahead to Q1, we will continue to clear excess inventory through our factory stores and select third-party value channels. At the same time, we remain focused on sustaining a healthy pull market in the in-line channel, and we are proactively managing the flow of products into the marketplace with a focus on new, innovative products for our consumers.

As always, we continue to focus on serving the consumer in this critical geography. With our brand proven time and time again, it remains incredibly strong in North America. We are confident that the actions we are taking will ensure that we are set up to deliver long-term, profitable growth.

Now let's turn to Western Europe where we're seeing broad-based demand with growth of 19% in the quarter and 14% for the year. Growth in the quarter and throughout the year was fueled by our continued efforts to transform the marketplace along the category offense. In Q4, all territories grew double digits and all key categories grew led by Sportswear, Global Football, Jordan Brand and Running. And our DTC business continues to perform well, growing 26% in the quarter.

In Q4, we also extended our partnership with one of the world's most storied football clubs, FC Barcelona. And with the European Championships currently in force, we are excited about our line of national team fits, which offer groundbreaking performance innovations such as engineered knit zones to enhance fit and breathability. The momentum we have seen in fiscal '16 in Western Europe, combined with the strength of the NIKE Brand, reinforces our view that there is tremendous growth potential in this geography. Our focus on the consumer will continue to build on that momentum as we head into the fiscal year '17 and beyond.

And finally, in Greater China, we had a truly incredible year. Q4 revenue grew 23%, and we posted full year growth of 27%, with strong growth in nearly every category and across footwear and apparel. Full year growth was driven primarily by Sportswear, Running, NIKE Basketball and the Jordan Brand. In DTC, we saw growth of 44%, with continued strong growth online as well as in our stores. For our wholesale partners, doors that have been re-profiled, they continue to outperform the rest of the fleet.

As we continue to transform the marketplace, we are starting to reach scale with our doors that we re-profiled along the category offense. We work with our partners to tailor everything from concept to environment, from assortment to service and throughout the must-win trade zones to deliver the best experience for our consumers.

A great example of this is the opening of our Running door in Chengdu, a new concept in the marketplace that we plan to scale. This door significantly exceeded our expectations within the first few weeks, further illustrating how consumers respond when you relentlessly obsess serving the athlete.

Ultimately, we get to close out of our fiscal year and start a new one in the best possible way with the Summer Olympics. I can't wait for August and how powerful a moment it will be around the globe. The power of the world's greatest athletes, coming together. The power of the reveal of the world's most innovative products and the power of connecting with consumers in even more personal ways, to celebrate their passion and love for sport. It's the kind of global experience that promises to further accelerate our momentum, and it makes me incredibly excited about what's in store.

Thanks, and here's Andy.

Andy Campion, Executive Vice President & Chief Financial Officer:

Thanks, Mark and Trevor, and good afternoon to everyone joining us on the call. As we close fiscal year '16, NIKE is better positioned than ever to continue delivering strong growth, expanding profitability and high returns on invested capital. While we are in an increasingly dynamic macroeconomic environment, we have a management team with experience and a proven track record of working all of the levers within our business to deliver strong financial performance under a wide range of circumstances. Even more importantly, NIKE is the #1-rated brand by consumers in every major market and every key city around the world from China to Europe and, of course, here in North America. That is perhaps the most important metric that I will speak to you on this call because it is bestowed upon us by the consumers that we serve and it must be earned. NIKE's brand leadership with consumers is fueled by our authentic and relentless obsession with bringing inspiration and innovation to every athlete in the world.

In fiscal year '16, we brought that to life by executing our category offense like never before, and that drove strong double-digit growth on a currency-neutral basis. We execute our offense through 3 primary dimensions: Brand, Product and Marketplace.

As Mark and Trevor noted, from a Brand perspective, we are more deeply connecting with and inspiring consumers, leveraging the most iconic moments in sports. And from a Product perspective, our groundbreaking, innovative footwear and apparel is enabling the world's best athletes to perform at unprecedented levels and make history in those moments.

We then bring those innovative products to our billions of consumers around the world from the LeBron Soldier 10 and the KYRIE 2 to the LunarEpic in Running to Cristiano Ronaldo's Mercurial Superfly CR7 boot.

At NIKE, we always start with performance innovation. But what's even more is how we are redefining sports culture and leading a global shift in how people express themselves at work and at play. We do that by bringing what Mark referred to as sports style innovation to NIKE's unrivaled portfolio of iconic products such as the Air Force 1, Cortez and Huarache, as well as to the creation of new icons like the Roshe and Air Max Thea, and instant classics from performance like KOBE signature product and the Flyknit Racer. That is something that only NIKE can do on such a global scale, as evidenced by 22% currency-neutral growth in NIKE Sportswear, our largest category.

While Brand and Product fuel our growth, we capture that growth in the Marketplace. Globally, consumer demand for athletic footwear and apparel is outpacing broader consumption. At the same time, the retail landscape is rapidly evolving. For other brands, the speed of change in retail may be challenging and create uncertainty. But at NIKE, we have always believed that the best way to predict the future is to create it. That's why, as we shared in our Investor Day last October, we have been leading a transformation of the marketplace, not simply reacting to trends. Over the past year, we made significant investments in NIKE.com, and the results have been extraordinary. NIKE.com grew double to triple digits in all 6 of our geographies led by Greater China, as we made great progress toward our goal of $7 billion in revenue by 2020. We are also investing to more seamlessly integrate digital and physical retail and working more strategically with our strongest wholesale partners to shape the future of retail.

Our Brand, Product and Marketplace strategies underscore NIKE's relentless focus on creating extraordinary value for consumers. And that allows us to continue delivering sustainable, profitable, capital-efficient growth and value creation for shareholders.

In fiscal year '16, we once again delivered strong top line growth, growing revenue 12% on a currency-neutral basis. We also expanded profitability, growing earnings per share by 17%, outpacing our mid-teens goal despite significant FX headwinds. And we delivered returns on invested capital of 29.7%, up 160 basis points versus the prior year.

That powerful combination of growth, expanding profitability and strong returns is what sets NIKE apart in terms of shareholder value creation. And while there were areas in which we did not execute as precisely as we had planned in fiscal year '16, those areas now represent opportunities to further elevate our game and deliver growth in fiscal year '17. But before I share plans for fiscal year '17, let's first reflect on our fourth quarter and full year fiscal year '16 financial results in a bit more detail.

NIKE, Inc. Q4 revenue increased 6%, up 9% on a currency-neutral basis. For the full year, NIKE, Inc. revenue increased 6% to $32.4 billion, up 12% on a currency-neutral basis. All of our international geographies grew double digits, with North America growing at a high single-digit rate, in line with our long-term targeted rate of growth for that geography. NIKE Brand Futures Orders reflect continued strong demand across our global portfolio, growing 11% on a currency-neutral basis driven by a 4% increase in units, with increases in average selling price contributing 7 percentage points of growth. On a reported basis, Futures grew 8%, reflecting the impact of the stronger U.S. dollar against nearly all international currencies and, in particular, developing market currencies.

Fourth quarter diluted EPS was flat to prior year at $0.49. Full year diluted EPS grew 17% to $2.16 driven by strong revenue growth, gross margin expansion and a lower effective tax rate.

Gross Margin contracted 30 basis points in Q4 while expanding 20 basis points for the full year. For the quarter, margin contraction was driven primarily by inventory management in North America, higher labor cost and foreign exchange, which offset sustained increases in average selling price and the benefits of lower oil on materials cost.

Fourth quarter Demand Creation increased 7%. For the full year, Demand Creation increased 2% as we strategically invested in digital consumer engagement and sports marketing while gaining efficiencies in traditional advertising.

Operating Overhead increased 7% for the quarter and 8% for the full year. This reflected cost associated with our fast-growing DTC business as well as strategic investments in consumer-facing digital capabilities and operational infrastructure. The Effective Tax Rate for fiscal year '16 was 18.7%, 350 basis points lower than last year's rate, primarily due to a higher mix of non-U.S. earnings, which are generally subject to a lower tax rate. As of May 31, inventories were up 12%, including a 6% increase in NIKE Brand wholesaling units, reflecting continued strong global demand.

Now let's turn to performance for a few of our largest operating segments. For the full year, North America revenue grew 8% on a currency-neutral basis. Growth was led by Sportswear, Jordan and Running. Growth also reflected continued momentum in our DTC business led by NIKE.com growing at 39%. For the quarter, North America revenue growth on a reported basis was flat to the prior year due in part to an unfavorable comparison to the timing of shipments across Q3 and Q4 in fiscal year '15. Many of the orders planned for shipment in Q3 of fiscal year '15 were delayed due to the West Coast port congestion and instead shipped in Q4. Excluding the impact of this timing shift, we estimate Q4 fiscal year '16 North America revenue growth would have been in the mid-single-digit range.

North America EBIT increased 3% for the full year as revenue growth and full-price gross margin expansion were mostly offset by the lower off-price margin associated with clearing excess inventory.

As Trevor discussed, NIKE inventory in the full-price in-line channels in North America is now clean. And as reflected in our futures orders, we are also keeping in-line supply tight to ensure a strong pull market. Accordingly, we expect that North America revenue will return to growth in Q1, with growth accelerating over the balance of the fiscal year. North America's gross margin will contract in Q1 as we complete the clearance of excess inventory, with a return to gross margin expansion over the course of fiscal year '17.

Looking to Western Europe, where NIKE's portfolio of categories is becoming increasingly unrivaled, from Global Football to Running, to Sportswear, to Women's Training as well as fast-emerging categories such as Basketball and Jordan. In fiscal year '16, every category delivered growth, resulting in double-digit growth in every territory. As a result, Western Europe revenue grew to nearly $6 billion, up 14% on a currency-neutral basis. For the quarter, currency-neutral revenue grew 19% led by Sportswear and Global Football as we approached the European championships. On a reported basis, fiscal year '16 revenue increased 3%, reflecting FX headwinds, while EBIT expanded 12% driven by SG&A leverage.

In our Emerging Markets geography, our Brand momentum continues to build and we created healthy pull markets. On a currency-neutral basis, fiscal year '16 revenue increased 13%, led by SOCO, Mexico and Pacific, fueled by double-digit growth in Sportswear, Jordan and Women's Training. Revenue in Brazil declined due to the challenging macroeconomic environment. However, our Brand is strong in Brazil, our inventories are healthy and we continue to take share.

For Q4, currency-neutral revenue was up 12%, with double-digit growth in SOCO, Korea, Pacific, Mexico and Africa. On a reported basis, fiscal year '16 revenue and EBIT were heavily impacted by the significant FX headwinds throughout the geography. As a result, fiscal year '16 reported revenue decreased 5% while EBIT increased 9%, reflecting gross margin expansion.

Fiscal year '16 was another exceptional year for NIKE in Greater China, with currency-neutral revenue growing 27%. China continues to be one of the world's largest and fastest-growing markets in terms of consumption.

And NIKE is unequivocally the leading Brand in China as we continue to fuel the Chinese consumer's passion for sport. Our category assortments tailored for the Chinese consumer continue to drive growth and increasing productivity and profitability for both our DTC businesses, led by NIKE.com, and our wholesale partners. Nearly all categories grew in fiscal year '16 led by Sportswear, Running, NIKE Basketball and Jordan. For the quarter, currency-neutral revenue grew 23% with double-digit growth in both footwear and apparel, in both DTC and wholesale and across nearly all key categories. On a reported basis, fiscal year '16 revenue is up 23% and EBIT expanded 38%. In addition to tremendous revenue growth, China delivered strong gross margin expansion and highly leveraged SG&A.

In fiscal year '16, NIKE once again delivered another year of strong financial performance. While we are in an increasingly dynamic macro environment, particularly with respect to foreign currencies, our outlook for fiscal year '17 is largely in line with the high-level guidance that we shared last quarter. Specifically for fiscal year '17, we expect reported revenue to grow at a high single-digit rate, reflecting high single-digit to low double-digit growth on a currency-neutral basis. Our rate of reported revenue growth will be more heavily impacted by FX headwinds in the first half of fiscal year '17, primarily due to developing market currencies. For Q1, we expect mid-single digit reported revenue growth, roughly 3 points below our reported rate of Futures growth.

We expect Gross Margin for the full year to expand by 30 to 50 basis points, in line with our long-term financial model guardrails. This reflects higher average selling prices, ongoing manufacturing productivity initiatives and continued strong growth in our NIKE.com business as well as the favorable impact of lower oil on materials cost. However, these benefits will be partially offset by continued labor cost inflation and FX headwinds.

For Q1, we expect gross margin to decline approximately 100 basis points driven primarily by FX headwinds, including year-over-year changes in our hedge rates. For total SG&A, we expect full year growth in the high single-digit range, in line with our reported fiscal year '17 revenue guidance.

For Q1, we expect mid to high teens SG&A growth, significantly higher than the full year rate as we make strategic investments in Demand Creation around key sporting events such as the Olympics and the European Football Championships. We expect other income to be approximately $20 to $30 million on average for each quarter. For fiscal year '17, we expect the effective tax rate will be between 19% and 21%.

As we look ahead to fiscal year '17, NIKE is the leading Brand in every major market, we have the most talented team, we have strong momentum across our diverse global portfolio of businesses and we are on the offense as always.

And now, we'll open up the call for your questions.

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QUESTION AND ANSWER SECTION

Operator

[Operator Instructions] Your first question is from Kate McShane from Citigroup.

<Q - Corrina Van Der Ghinst >: Hi. Good afternoon. This is actually Corrina Van Der Ghinst on for Kate. I was wondering if we could start with some of the category breakdowns that you gave. It looks like the Basketball category was actually up on an FX basis. Can you just walk us through some of the dynamics of Basketball and how you're kind of looking at it in the year ahead?

<A - Trevor Edwards>: Yes, absolutely. On Basketball, I think overall, we continue to feel great about the Basketball business, particularly as its trending going forward. What we certainly have is a 2% increase on the fiscal year, and what we see is energy for basketball is really high, it's really an all-time high, and basketball - we have a really great relationship with basketball fans around the world. We have a great roster of players, and what we are seeing, the sell throughs are starting to really pick up, particularly in key zones. The Kyrie 2 did exceptionally well. The Kobe also did exceptionally well, and also our Jordan, because it's a portfolio of performance and sportswear and also the Jordan business, that has also continued to help to drive our business. So we feel really good about the trajectory of the Basketball business. In particular, when you think about what's happening globally, we're certainly seeing strong results around the world. Certainly China really delivered some incredible growth. Also coming out of the play offs, the LeBron Soldier 10 did exceptionally well, also did the Kyrie 2. So we're definitely feeling energized about the pipeline of products that we have coming through, and we're certainly excited about the way the players continue to play and our ability to continue to drive connection with our consumers.
<Q - Corrina Van Der Ghinst >: Great. And then just for a second question. With the environment maybe a little bit worse than when you gave your long-term guidance in October, is there any change about -- in how you're thinking about the long-term growth?

<A - Mark Parker >: Actually, no. There's not. We feel really good about where we are just in general from a growth standpoint. We're obviously very focused on the actions that will get us to that goal and beyond for that matter. And that's the basics of developing deeper relationships with our consumers, obviously delivering the most innovative products and services and then further differentiating an integrated marketplace. So these are the things that I think ultimately are going to continue to drive profitable growth over the longer term, and we remain confident in that long-term projection that we laid out.

<A - Andrew Campion>: Yes. And I'll just add that, obviously, currency markets have become increasingly volatile over the past week. That said, our expectations for fiscal year '17 remained largely unchanged from a growth and profitability perspective, and that includes our best estimate based on the information that we have of late.

Corrina Van Der Ghinst >: Okay, great. Thank you very much.

Operator

The next question is from Jim Duffy from Stifel.

<Q - Jim Duffy- Thank you. A couple of questions. Firstly, the outlook implies a pickup in North American revenue across the year. Can you speak to the factors that give you confidence in that reacceleration?

<A - Andrew Campion>: Yes. Obviously, there -- I can touch on that from a dimension perspective in terms of growth, and Trevor can add some commentary on how he feels from a Brand and Product and Marketplace perspective. When you reflect on the fourth quarter for North America, I think it is important to note what I mentioned, which is that the flat revenue growth was really more so a result of comparisons to prior year. We continue to see strong underlying momentum in the fundamentals that drive our growth and profitability, as you see in our futures orders, our futures orders are reflective of some of that. Dimensions, leading indicators in terms of consumers' demand for the NIKE Brand such as NIKE.com, grew 39% as I mentioned over the full year and actually north of 40% in Q4, so accelerated to some extent. So we continue to feel great about where we're going in terms of the transformation of our marketplace including through NIKE.com as well as through the relationship with our strategic wholesale partners and, obviously, how those dimensions capture growth relates back to the strong pipeline of product that Trevor and Mark touched on that we feel great about and are bringing to market currently.

<A - Trevor Edwards>: Yes. And I'll just add that the brand remains incredibly strong in North America. From a full year revenue perspective, it was up 8% and as Andy pointed out, futures are up 6% and was really led by some key categories of Sportswear, the Jordan Brand, Running and Global Football. They all drove -- really drove the business. Going forward, we continue to feel very strong about the marketplace. The consumer demand in the marketplace and the consumers' connection with the brand continues to be very strong. And we feel confident about the pipeline of products that we have coming through and as I touched on Basketball, that's a key area where we continue to see just great energy in North America, and we're looking forward to actually the products that are coming through and how they will sell through and connect with our consumers.

<Q - Jim Duffy>: Thanks for that, and then on recent conference calls, some of your North American channel partners had made reference to imbalances in the price-value equation. What are you seeing from average selling prices in the futures? And are you seeing any evidence that pricing may have taken a step too far?

<A - Andrew Campion>: Yes. As I touched on, in our futures, we're actually seeing 7 percentage points of the growth coming from average gross selling price increases. Now that's obviously an aggregated number. Average gross selling price continues to expand -- full-price average gross selling price in the mid-single-digits in North America. We really have viewed that as a factor of the innovation we're bringing and creating increasingly premium value for consumers, running a more complete offense, bringing premium value at every price point versus trading within price points. And then, frankly, one of the things we've been very focused on, as we've discussed, is really that supply-and-demand management. At the intersection of those is merchandising with assortments that are increasingly selling through at full-price.

<A - Trevor Edwards>: Yes. I think as Andy really touched on, our pricing strategy always centers on delivering the right price-value equation to our consumers. And certainly, the strength of the brand and the ability of some of the technologies that we bring allow us the opportunity to charge the premium price. And we're certainly seeing strong take-up from that from our consumers. So if you look across the categories from Sportswear to Basketball to Running, we're certainly seeing the consumer have really strong appetite for those products. You could take the KOBE 11 as a great example of when you give the right value to that consumer, they're clearly willing to pay the price. And so again, we continue to monitor it very carefully, and our pricing strategy always reflects our ability to adjust as we think appropriately. But certainly, we feel that the pricing continues to be a strong opportunity for the brand.

Jim Duffy>: Thank you very much.

Operator
Your next question is from Lindsay Drucker Mann from Goldman Sachs.

<Q - Lindsay Drucker Mann >: Thanks, good afternoon everyone. Trevor, you've talked before about the importance of establishing healthy pull markets in periods where there's dislocations in inventory. And I know you've been working through the inventory dynamics in the U.S. for a bit. Could you talk about when you expect the market to finally reach appropriate levels and for momentum to resume to where you think kind of underlying run rate is?

<A - Trevor Edwards>: Yes, certainly. As it relates to the inventory levels, certainly at the end of Q4, inventory levels in the full-price channel are clean, consistent to what we discussed at the last quarter. As we go into the next quarter, we expect to clear the remaining excess inventory through our factory stores and also through select third-party value channels. But overall, the in-line full-price market is clean, and we continue to just make sure we maintain and sustain a healthy pull market and also bring in the new products and make sure that we're actively -- proactively managing the flow of product into the marketplace.

<A - Andrew Campion>: And Lindsay, I'll just add that as we have discussed, you have a couple of dimensions at the marketplace at a more macro level, as Trevor talked about the full-price in-line market. And then the other dimensions, where we do tend to address those inventory management efforts in NIKE factory stores and through third-party value, the mix of that margin, full-price and off-price, obviously had a bit of an impact in Q4 and, as I talked about, will be part of the North America gross margin contraction in Q1. But as I noted, we expect gross margin to return to expansion in North America over the course of fiscal year '17. So that's more of an answer to your question about how you see things normalizing.
<Q - Lindsay Drucker Mann >: Great. And then maybe just on Europe where your organic revenue momentum is very strong. Could you talk about the drivers of margin behavior in that market? And just a quick follow-up, for the LunarEpic, I noticed that you guys are trialing a 30-day free and you can return, dirt and all, which I'm excited to get involved in, I was just wondering about some of your marketing strategies on new products. Is that something we could see more broadly across the portfolio or if it's really specific to this launch.

<A - Andrew Campion>: Sure. I'll touch on Western Europe first. The fundamental underlying drivers of our margin are pretty consistent in Northern -- I mean, in Western Europe. Western Europe is seeing continued increases in average gross selling price. All of our geographies benefit by -- from some of the efforts we're undertaking in our supply chain. So that would be our manufacturing initiatives, which are beginning to have an impact. We saw an impact from those in fiscal year '16 that's increasingly material. Obviously, our long-term perspective is where we're most bullish. But we have shifted from plans and pilot programs to more proliferation of automation in our manufacturing in Asia, as well as we've actually begun production on in-line Running product with Flex. So those initiatives, and then coupled with impact such as lower oil on our input cost, particularly materials, those are the drivers of expansion in Western Europe.

<A - Trevor Edwards>: Yes. And as it relates to the LunarEpic, obviously, we're very excited about the continued launch of the LunarEpic. One of the things about that product is that when you actually put it on, it is just remarkable in terms of its feel. So in terms of the marketing strategy to launch the product, they wanted to make sure that they drove trial and got people to actually put it on their feet. Also given that it was a high-top, we wanted to make sure the consumer could really see how -- and experience that product. And that's what we continue to do. One of the things in the marketplace right now is certainly a high-service marketplace. And so the opportunity to give consumers the ability to actually use the product was just a key driver. And so I think you can expect is doing that more in the marketplace.

Lindsay Drucker Mann >: Great. Thanks so much.

Operator
The next question is from Matthew Boss from JPMorgan.

<Q - Matthew Boss>: So just to switch gears. Can you talk about trends you're seeing and just the runway remaining in China, specifically where you stand on the reset of the distribution points? And just to think about the margin opportunity remaining over time.

<A - Trevor Edwards>: Yes. In China -- China is really just a great example of -- we're certainly seeing really strong brand connection in that marketplace. And the work that we did a few years back when we decided to really focus on the biggest growth opportunities and align the category offense against that, that's what we're seeing actually play back in the marketplace. In addition, we re-profiled the doors to make sure that we had the right assortments in the right doors delivering. That is actually now getting closer to scale. So we're seeing that continue to drive great results in the marketplace. And so overall, the marketplace is very healthy and we still have a lot of room to grow despite the fact that we are certainly seeing these sort of tremendous growth numbers. We don't believe that they will sustain forever, but we certainly do feel very confident about the growth that we're seeing in the marketplace today.

<A - Mark Parker >: I'd like to add, too, the -- apart from better managing the fundamentals of the business as we reset the marketplace in China and the brand strength that Trevor referenced, we also have an incredibly strong leadership team in China that is really well equipped to continue to sustain the kind of momentum that we built since the reset of China. So we feel very confident, with all those factors kind of coming together, to create one of the strongest performances that we see in any geo around the world.

<Q - Matthew Boss>: Great. And just a quick follow-up. As it relates to Basketball, your commentary, it matches our checks, points to very strong demand for the recent KD launch. Can you just talk about the changes that you've made to the product, what we should be watching and judging you on as it relates to signature basketball? And just overall, your confidence in the category going forward.

<A - Mark Parker >: Yes. Let me jump in on that. First of all, I think we have -- we always talk about complete offense, and that goes for any category as well. Certainly, including Basketball, where we have 2, obviously, leading brands in Basketball. We also have a spectrum that goes from performance to Sportswear, or we call amplified performance, our Sportswear business. And we see shifts happening up and down that spectrum from performance to Lifestyle or Sportswear all the time. It's not so much a shift from one end of the spectrum to the other but more of a shift by style preferences across that spectrum. But the good news for us is that we're really well equipped with a very diverse portfolio that goes from clean, classic, authentic styles like the Air Force 1, for example, or the Jordan style. Then we have modern classics on top of that where we bring new innovation into some of those classic styles. New modern performance shoes as well like the LeBron, the KD, the KYRIE. These are all very strong products for us. Particularly, with what's coming in the pipeline, we feel with the recent launches of KD and the upcoming KYRIE and, certainly, the LeBron shoe that we really feel like we're striking that right balance between performance innovation and product that really works well for everyday lifestyle. So I'm very confident in the portfolio of products across Basketball.

<A - Trevor Edwards>: And the one thing I would just add is also that the Jordan Brand also is another dimension and it plays in a very similar way, and we're certainly seeing very strong demand for the Jordan Brand, both in performance and also in Lifestyle and retro products. So again, we feel very energized about the products that are coming through in basketball.

<A - Mark Parker >: And I would say we're better equipped too -- up and down the price point spectrum, too, as part of our complete offense. We feel very good about that in Basketball.

Kelley Hall>: We have time for one more question.

Operator
The last question is from Omar Saad from Evercore ISI.

<Q - Omar Saad>: Thanks for taking my question. I actually wanted to continue the conversation you were just having around performance versus sports fashion. Obviously, the company has been great on the performance and innovation side driven by the category offense, some incredible products over the last few years. But are you seeing a trend beyond Basketball? Are you seeing a shift in consumer preference towards more of a sports fashion look or a sports fashion category? Or is that more of an incremental kind of driver to the overall category growth? I know you talked a lot about, also, earlier on the call, Sportswear being a very strong category. So if you could just elaborate on some of that stuff, it would be great.

<A - Mark Parker >: Yes. Like I just mentioned, we see shifts taking place month in, month out, season in, season out, along the lines of style preferences, not so much moving to Sportswear or performance per se but just the type of styling that we're offering in performance and Sportswear. So the selection isn't so much moving from one massive shift to another but it's more style-specific. And we're seeing really the diversity of style across the spectrum from performance to Sportswear with products that are highly priced in some cases that are doing incredibly well, both in performance and in Lifestyle, but we're seeing that up and down the price point spectrum. We're also bringing -- like I mentioned, one of the things that differentiates NIKE, I think, from others is the amount of innovation that we're bringing into sports style. I think that's what differentiates NIKE in the end. We have authentic product that is innovative across performance and sports style. We're not just creating styles just for fashion's sake, we're bringing real performance, authentic innovation into those styles as well. So I think that ultimately differentiates NIKE from others out in the market.

<A - Trevor Edwards>: And one thing I would just add, which is, while consumer preferences can sometimes shift around, we think we are the brand that's best positioned actually to serve the consumer across the spectrum from performance to Sportswear. And as what we always talk about the portfolio of the NIKE Brand, this is really that, when it comes to action. So right now, where just seeing our ability to leverage that portfolio to connect with our consumers with the right products, with the right style at the right prices.

<A - Mark Parker >: And sometimes the innovation is more overt and expressive and, on the other hand, simpler and more restrained. And we're seeing that consumer choice up and down that spectrum. The point really is that NIKE is, I think, ultimately better positioned with compelling choices across that spectrum.

<Q - Omar Saad>: And if I may, can I ask when can we start seeing some of this sports style innovation that you have coming in the footwear side or the apparel side? Is it out there in the marketplace now? Are there examples you would point to? We'd be interested in that, too.

<A - Trevor Edwards>: Yes, absolutely. I mean, a lot of the products are out in the marketplace right now. So take, for example, the Air Force 1 Flyknit, that's a great example of a combination of new innovation brought to a classic style. At the same time, we're being items like the Sock Dart back into the marketplace, the Huaraches, the Prestos. And then on the performance side, you certainly have the -- we also have the Tech Fleece in apparel or the Tech Knit in apparel that's also great examples. All of these products are in the market today and they certainly combined that ability to have both great style and performance at the same time.

<A - Mark Parker >: And you'll continue to see this flow of products continue through the -- this next fiscal year, of course.

Omar Saad>: Thanks guys, good luck.

Kelley Hall>: All right. Thank you, everyone, for joining us on the call today and we will look forward to speaking with you again after Q1.

Operator
This concludes today's conference call. You may now disconnect.